EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of April, 1997, between Hit Entertainment, Inc., with its principal place of business at 1990 Westwood Boulevard, Penthouse, Los Angeles, California 90025 ("Employer") and Brian Shuster, whose address is 1990 Westwood Boulevard, Penthouse, Los Angeles, California 90025 ("Employee").

                                        1

                               TERM OF EMPLOYMENT

                  1.1 Employer hereby employs Employee, and Employee hereby accepts employment with Employer, beginning on the date first above written and continuing thereafter until March 31, 2000 (the "Term") subject to earlier termination as provided in this Agreement. The Term hereunder shall be automatically extended additional one (1) year periods (each an "Option Period"), each commencing April 1 and continuing until March 31 of the following year, unless Employer or Employee notifies the other party by written notice as provided hereunder on or before January 31 immediately preceding the next Option Period of an election not to extend the Term and to terminate this Agreement as of the expiration of the original Term or the current Option Period, as the case may be.

                                        2

                               DUTIES OF EMPLOYEE

                  2.1 Employee is hired and employed as President and Chief Executive Officer of Employer. Employee shall do and perform all services, acts or things necessary or advisable to fulfill the duties of a corporate President and Chief Executive Officer. Employee shall also serve as a member of the Board of Directors of Employer. Employee shall, at all times, be subject to all policies established by the Board of Directors of Employer.




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                  2.2  Employee  agrees  that  to the  best of his  ability  and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement.

                  2.3 The specific duties to be performed by Employee shall be determined from time to time by the Board of Directors of Employer.

                  2.4 Employee shall be required to devote only so much of his time and energies to the business of Employer during the employment term as shall be necessary to fulfill his duties as President and Chief Executive Officer of Employer.

                                        3

                            COMPENSATION TO EMPLOYEE

                  3.1 As compensation for his services hereunder, Employee shall receive an annual base salary of Two Hundred Six Thousand Four Hundred Dollars ($206,400.00) payable in equal bi-monthly installments in accordance with Employer's normal payroll policies. The base salary of Employee shall be subject to annual increases at the sole discretion of the Board of Directors.

                  3.2 Employer shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes, and for any other federal, state or local charge which may now be in effect or hereafter enacted or required as a charge on the compensation of Employee.

                                        4

                                EMPLOYEE BENEFITS

                  4.1  Employee   shall  be  entitled  to  coverage   under  the
Employer's group medical insurance plan, in the same manner as other executive officers of Employer.



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                  4.2  Employee   shall  be  eligible  to   participate  in  the
Employer's retirement plans (if any) and in any incentive compensation plans now or hereafter established by Employer, in the same manner as other executive officers of Employer.

                  4.3 If Employee becomes disabled during the employment term because of sickness, physical or mental disability, or for any other reason, so that he is unable to materially perform his duties hereunder, Employer agrees to continue Employee's salary during such disability until disability payments commence under the disability insurance maintained for Employee, if any, but in no event for more than one hundred and eighty (180) calendar days.

                  4.4 Employee shall be entitled to such other fringe benefits (including, but not limited to vacation pay) as are now or hereafter afforded to other executive officers of Employer, or as shall be agreed to from time to time by Employer and Employee.

                  4.5 Employer agrees to provide Employee with a private office, stenographic and secretarial help, office equipment and supplies, and such other facilities and services, which are suitable to Employee's position and adequate for the performance of his duties.

                                        5

                 REIMBURSEMENT OF EXPENSES INCURRED BY EMPLOYEE

                  5.1 Employer will promptly reimburse Employee for all reasonable business expenses incurred by Employee in promoting the business of Employer, including expenditures for entertainment, gifts, and travel, provided that:

                         (a) Each such expenditure is of a nature  qualifying it
as a proper deduction on the federal and state income tax return of Employer or such expenditure was incurred at the express request of Employer, whether or not deductible; and



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                         (b) Employee furnishes to Employer adequate records and
other   documentary   evidence  required  by  federal  and  state  statutes  and regulations issued by the appropriate taxing authorities for the substantiation of each such expenditure as an income tax deduction, or similar records if the expenditure is not deductible.

                                        6

                            TERMINATION OF EMPLOYMENT

                  6.1 This Agreement may be terminated by Employer "for good cause" by giving thirty (30) days' written notice of termination to Employee. Termination "for good cause" shall mean the willful and continued failure to follow Employer's directions following Employer's written notice to Employee directing Employee to follow Employer's instructions and requests and Employee's failure to take appropriate and timely corrective action; dishonesty; improper disclosure of confidential information; or failure to perform Employee's duties under this Agreement following Employer's written notice to Employee of such failure and Employee's failure to take appropriate and timely corrective action. Upon such termination, Employee shall forfeit any and all rights to compensation beyond the date upon which this Agreement shall have been so terminated by Employer. In addition, in the event of any of the above-mentioned offenses, at the election of Employer the operation of this Agreement may be suspended for and during the continuance of Employee's period of failure, neglect or refusal, and Employer may, at its election, add a period of time equal to all or any part of such period of suspension to the applicable year of the term of this Agreement, and the dates for the commencement of any subsequent years of the Agreement, and the dates for the exercise and commencement of any subsequent option thereof, shall be correspondingly postponed.

                  6.2  This  Agreement  shall   terminate   immediately  on  the
occurrence of any of the following events:



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                              (a)  Death of Employee;

                              (b)  Loss by Employee of legal capacity;

                              (c) Permanent mental or physical disability of Employee such that he is unable to materially perform the duties of his employment 6.3 If during the term of this Agreement Employee should become incapable of fulfilling his obligations hereunder because of injury or physical or mental illness and such incapacity shall exist for on hundred and eighty (180) calendar days in the aggregate during any one (1) contract year, Company may, at its option and upon five (5) days' written notice to Employee, terminate this Agreement. The reasonable good faith determination by Employer that Employee is incapable of fulfilling his obligations under this Agreement because of injury or physical or mental illness shall be final and binding. In addition, during any period of disability, Employer shall have the right to reduce Employee's salary by the amount of the disability benefits to which Employee is entitled to under applicable law.

                  6.4 This Agreement may be terminated by Employee for any reason upon sixty (60) days' written notice to Employer.

                  6.5 In the event of the termination of this Agreement prior to the completion of the employment term specified herein, Employee shall be entitled to the full compensation earned by him prior to the date of termination as provided for in this Agreement, computed pro-rata up to and including that date.

                  6.6         This Agreement shall not be terminated by any:

                              (a) Transfer of all or substantially all of the assets of Employer; or

                              (b)  Merger by Employer with another company.



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In the event of any such merger or transfer of assets, the surviving corporation or the transferee of Employer's assets shall be bound by and shall have the benefit of the provisions of this Agreement; Employer agrees to take all actions necessary to insure that such corporation or transferee is so bound.

                                        7

                               GENERAL PROVISIONS

                  7.1 All notices required or permitted to be given pursuant to this Agreement shall be in writing, and shall be delivered either personally, by overnight delivery service or by U.S. certified mail, postage prepaid, return-receipt requested and addressed to the parties at their respective addresses as they appear in the first paragraph of this Agreement. The parties may change their addresses for notice by giving notice of such change in accordance with this paragraph. Notices sent by overnight delivery service shall be deemed received on the business day following the date of deposit with the delivery service. Mailed notices shall be deemed received upon the earlier of the date of delivery shown on the return receipt, or the second business day after the date of mailing.

                  7.2 This Agreement has been executed in and is to be performed in the State of California, and this Agreement shall be interpreted in accordance with the laws of the State of California.

                  7.3 This  Agreement  shall be  binding  upon and  inure to the benefit of the parties hereto, and their respective heirs, assigns, successors-in-interest, and legal representatives, subject to any restrictions on assignment set forth herein.

                  7.4 This Agreement may not be amended, modified or altered except by a written instrument executed by all parties hereto.

                  7.5 None of the rights of any party hereunder (except the right to receive money) may be assigned without the prior written consent of the non-assigning party. None of the duties of



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any party  hereunder  may be delegated by either party without the prior written consent of the non- delegating party.

                  7.6 No party has made any representations, warranties, covenants or promises relating to the subject matter of this Agreement except as set forth herein, and any prior agreements or understandings not specifically set forth herein shall be of no force or effect. This Agreement constitutes the entire agreement of the parties relative to the subject matter hereof.

                  7.7 If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall nevertheless be given full force and effect.

                  7.8 Captions are for convenience only and shall not be considered in interpreting any of the provisions hereof.

                  7.9 As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

                  7.10 Should any party be required to bring legal action (including arbitration) to enforce his rights under this Agreement, the prevailing party in such action shall be entitled to recover from the losing party his reasonable attorneys' fees and costs in addition to any other relief to which he is entitled. Such recovery of attorneys' fees shall include any attorneys' fees incurred in connection with any bankruptcy or reorganization proceeding, including stay litigation. The parties further agree that any attorneys' fees incurred in enforcing any judgment are recoverable as a separate item, and that this provision is intended to be severable from the other provisions of this Agreement, shall survive the judgment, and is not to be deemed merged into the judgment.

                  7.11 Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by binding arbitration in Los Angeles, California, in accordance with



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the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent juris diction. The cost of arbitration shall be borne by the losing party, or, if there is no losing party, as the arbitrator(s) shall determine.

                  In any arbitration proceedings relative to this Agreement, or breach thereof, all parties shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration pursuant to California Code of Civil Procedure Section 1283.05, or any successor statute.

                  Service of any Petition to confirm or vacate the Arbitration award and Notice of Hearing thereon may be made by certified or registered mail, return-receipt requested, or by personal delivery.

                  The arbitrator'(s) award may be limited to a statement that one party pay to the other a sum of money. The arbitrator(s) will not be deemed to exceed their powers (per California Code of Civil Procedure Sections 1286.2 or 1286.6) by committing an error of law or legal reasoning, it being agreed that the decision of the arbitrator(s) shall be final and unreviewable for error of law or legal reasoning of any kind.

                  7.12 This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

                  7.13 The failure of any party, at any time, to require timely performance by any other party of any provision of this Agreement shall not affect such party's rights thereafter to enforce the same, nor shall the waiver by any party of any breach of any provision of this Agreement, whether or not agreed to in writing, be taken or held to be a waiver of the breach of any other provision or a waiver of any subsequent breach of the same provision of this Agreement. No extension of time for



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the  performance  of any  obligation or act  hereunder  shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

                  7.14 The parties agree to perform such further acts and to execute, acknowledge and deliver such documents as may be necessary to effectuate the provisions of this Agreement.

                  Executed at Los Angeles, California, on the day and year first above-written.


EMPLOYER:                                 HIT ENTERTAINMENT, INC.



                                          By /s/ Harry S. Shuster
                                             ----------------------------
                                             Harry S. Shuster, its Chairman


EMPLOYEE:

                                          /s/ Brian Shuster
                                          -------------------------------
                                           Brian Shuster


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